As filed with the Securities and Exchange Commission on February 4, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

New Era Energy & Digital, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-3749880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, Texas 79707 (432) 695-6997
(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

E. Will Gray II Chief Executive Officer & Interim Chief Financial Officer 4501 Santa Rosa Dr. Midland, Texas 79707 (432) 695-6997
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Sarah K. Morgan Katherine Terrell Frank Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2026

PROSPECTUS

New Era Energy & Digital, Inc.

8,560,000 Shares of Common Stock Offered by the Selling Stockholder

The securities to be offered and sold using this prospectus include 8,560,000 shares of our common stock, par value $0.0001 per share (“common stock”), underlying the Second Tranche Warrant (as defined herein) held by the selling stockholder. These securities may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

We are not selling any securities pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our securities by the selling stockholder. We will, however, receive the net proceeds of any Investor Warrants (as defined herein) exercised for cash. The selling stockholder may offer and sell the securities offered by this prospectus from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offerings. The selling stockholder may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any underwriting commissions and discounts, brokerage fees, applicable taxes, underwriting marketing costs and other fees. We will be responsible for the fees and expenses incurred in connection with the registration of the securities described in this prospectus. This prospectus provides you with a general description of these securities and the general manner in which the selling stockholder will offer the securities. Each time securities are offered by the selling stockholder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

We are registering 8,560,000 shares of common stock for sale by the selling stockholder named below pursuant to the Registration Rights Agreement, dated December 6, 2024, by and between New Era Helium Inc. and ATW AI Infrastructure II LLC (the “selling stockholder”) (the “Registration Rights Agreement”) and the Amended and Restated Consent and Waiver, dated January 16, 2026, by and between the Company and the selling stockholder (the “Waiver”). See “Selling Stockholder – Registration Rights.”

Our common stock is traded on the Nasdaq Global Market (the “Nasdaq”) under the symbol “NUAI.” Our Public Tradeable Warrants (as defined herein) are listed on the Nasdaq under the ticker symbol “NUAIW.” On February 3, 2026, the closing price of our common stock was $6.66 and the closing price of our Public Tradeable Warrants was $2.49.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Risk Factors” and “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

The selling stockholder may sell the securities directly, or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the selling stockholder. Each time the selling stockholder offers and sells the securities, the selling stockholder may provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement). This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “NUAI” refer to the consolidated operations of New Era Energy & Digital, Inc., formerly known as Roth CH V Holdings, Inc., and Roth CH Acquisition V Co. and New Era Helium Inc., and New Era Helium Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.newerainfra.ai, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our definitive proxy statement on Schedule 14A, filed on November 21, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

●	our Current Reports on Form 8-K filed on January 21, 2025, February 21, 2025, March 7, 2025, April 25, 2025, May 6, 2025, May 16, 2025, May 29, 2025, June 2, 2025, June 26, 2025, July 9, 2025, July 10, 2025, July 18, 2025, July 29, 2025, September 5, 2025, October 6, 2025, October 10, 2025, October 20, 2025, October 28, 2025, November 12, 2025, November 24, 2025, December 9, 2025, December 22, 2025, December 29, 2025 (as amended by our Current Report on Form 8-K/A filed on December 29, 2025), January 20, 2026, January 29, 2026, and February 2, 2026; and

●	the description of our common stock contained in our Registration Statement on Form S-3 filed on January 23, 2026, including any amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by writing or telephoning us at:

New Era Energy & Digital, Inc.

Attention: Investor Relations

4501 Santa Rosa Dr.

Midland, Texas 79707

(432) 695-6997

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of federal securities laws with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “continue,” “could,” “expect,” “plan,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “potential,” “predict”, “should,” “may,” “might,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

ABOUT NEW ERA ENERGY & DIGITAL, INC.

New Era Energy & Digital, Inc. was initially incorporated in the State of Delaware on November 5, 2020 under the name Roth CH Acquisition V Co., which was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Roth CH Acquisition V Co. consummated an initial public offering, after which its securities began trading on the Nasdaq on December 1, 2021. In December 2024, Roth CH Acquisition V Co. merged with and into Roth CH V Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Roth CH Acquisition V Co., formed on June 24, 2024, for the sole purpose of reincorporating Roth CH Acquisition V Co. into the State of Nevada, with Roth CH V Holdings, Inc. surviving such merger.

Immediately following the reincorporation, the Company completed its business combination (the “Business Combination”) with New Era Helium Corp., a Nevada corporation, pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of January 3, 2024 (as amended on June 5, 2024, August 8, 2024, September 11, 2024, and September 30, 2024, the “BCA”), by and among New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Holdings, Inc., and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth CH Acquisition V Co. The Company subsequently changed its name to “New Era Helium Inc.” and later to “New Era Energy & Digital, Inc.”

We are a vertically-integrated developer and operator of next-generation digital infrastructure and integrated power assets accelerating speed-to-power for advanced AI hyperscalers. In the second half of 2025, we executed a strategic pivot from our legacy natural gas operations to focus exclusively on developing data center campuses where power, land, and connectivity can be assembled and delivered on accelerated timelines. Our mission is to deliver speed-to-power by converging behind-the-meter power flexibility with data center development capabilities. Our primary strategy is to aggregate and entitle “Powered Land” and to develop “Powered Shells” and build-to-suit assets in power-advantaged markets, beginning with the Permian Basin, which benefits from energy abundance, regulatory clarity, and fiber connectivity.

We are initially focused on our flagship project, Texas Critical Data Centers (“TCDC”), a 438-acre campus in Ector County, Texas, designed to support over 1 gigawatt of potential compute capacity through phased development, with projected power delivery beginning as early as the end of 2027. We believe our proximity to major natural gas pipelines, fiber networks and CO2 pipelines will provide us with the ability to serve our customers lower transmission costs and best-in-class uptime for purposes of reliably generating AI compute to capitalize on the AI revolution. We intend to execute through partnering across engineering, construction, procurement, power generation and sustainability with a world-class developer partner to provide our hyperscaler tenants with certainty of execution and speed-to-power.

Our principal executive offices are located at 4501 Santa Rosa Dr., Midland, TX 79707, and our phone number is (432) 695-6997. Our website is www.newerainfra.ai. Information found on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, reducing executive compensation disclosures, not complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information, and not holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier to occur of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, we are subject to an extended transition period for complying with new or revised accounting standards. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of shares of our common stock held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter, or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the common stock offered by the selling stockholder under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholder.

We will use the net proceeds we receive from the exercise of the Investor Warrants covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), and our amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Articles of Incorporation, our authorized capital stock consists of 245 million shares of common stock, par value $0.0001 per share, and 5 million shares of preferred stock, par value $0.0001 per share.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors of the Company (the “Board”).

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Articles of Incorporation do not provide for cumulative voting in the election of directors.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in all assets available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Articles of Incorporation and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish from time to time the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Tradeable Warrants

As of February 2, 2026, 5,980,736 warrants to purchase shares of our common stock are outstanding, comprised of Public Tradeable Warrants and Private Tradeable Warrants (collectively, the “Tradeable Warrants”). The Tradeable Warrants were originally issued in the initial public offering of Roth CH Acquisition V Co., and became warrants of the Company following the Business Combination. Except with respect to certain registration rights and transfer restrictions, the Public Tradeable Warrants and the Private Tradeable Warrants are identical. Each whole Tradeable Warrant entitles the registered holder to purchase one share of our common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after December 6, 2024. Pursuant to the Warrant Agreement for the Tradeable Warrants, a Tradeable Warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole Tradeable Warrant may be exercised at any given time by a Tradeable Warrant holder. However, no Tradeable Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the Tradeable Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Tradeable Warrants is not effective within 120 days from December 6, 2024, the Tradeable Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Tradeable Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the shares of common stock for the ten (10) trading days ending on the trading day prior to the date of exercise. The warrants will expire five years from December 6, 2024 at 5:00 p.m., New York City time.

We may call the outstanding Tradeable Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the Tradeable Warrants become exercisable;

●	upon not less than thirty (30) days prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period;

●	commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to Tradeable Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Tradeable Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Tradeable Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such Tradeable Warrant.

If we call the Tradeable Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Tradeable Warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Tradeable Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement for the Tradeable Warrants provides that the terms of the Tradeable Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Tradeable Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Tradeable Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Tradeable Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Tradeable Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Tradeable Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Tradeable Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Tradeable Warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such Tradeable Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Tradeable Warrants until the expiration of the Tradeable Warrants. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Tradeable Warrants reside, we will not be required to net cash settle or cash settle the Tradeable Warrant exercise, the Tradeable Warrants may have no value, the market for the Tradeable Warrants may be limited and the Tradeable Warrants may expire worthless.

Tradeable Warrant holders may elect to be subject to a restriction on the exercise of their Tradeable Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Tradeable Warrants. If, upon exercise of the Tradeable Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Tradeable Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Investor Warrants

Pursuant to a securities purchase agreement, dated December 6, 2024, by and between us and the selling stockholder (together with the Form of First Tranche Warrant and Form of Second Tranche Warrant issued on December 6, 2024, the “Warrant Purchase Agreement”), we issued and sold to the selling stockholder warrants to purchase shares of our common stock, comprised of two tranches (the “First Tranche Warrant” and “Second Tranche Warrant” and together, the “Investor Warrants”). The Warrant Purchase Agreement was amended by that certain Amended and Restated Consent and Waiver, dated January 16, 2026, by and between us and the selling stockholder (the “Waiver”), pursuant to which, among other things, the Investor agreed to partially waive the anti-dilution provisions of the First Tranche Warrant and Second Tranche Warrant such that the exercise prices of the First Tranche Warrant and Second Tranche Warrant were each adjusted down solely to $2.00. The Investor also waived certain provisions of the Warrant Purchase Agreement relating to restrictions on Variable Rate Transactions (as defined in the Warrant Purchase Agreement), additional issuances of equity securities, redemption or payment of cash dividends, and stock splits. The parties agreed to certain administrative updates to the Warrant Purchase Agreement including cashless exercise after 75 days from the effective date of the Waiver (solely to the extent a resale registration statement is not effective), registration rights obligations, the provision of a transfer agent instruction letter, and a forced exercise provision granting the Company the right to force exercise of the Investor Warrants assuming certain conditions are met. The Investor Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at $2.00 per share, subject to certain adjustments as provided in the applicable Warrant.

The number of shares of common stock issuable upon exercise of the First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Investor Warrants and (y) multiplied by 110%, and (ii) divided by the exercise price then in effect. Currently, the number of shares of common stock issuable upon exercise of the First Tranche Warrant is equal to 5,500,000, assuming an exercise price of $2.00. The number of shares of common stock issuable upon exercise of the Second Tranche Warrant, assuming an exercise price of $2.00, is equal to 10,700,000.

The First Tranche Warrant and Second Tranche Warrant will expire on the twenty (20)-month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the shares of common stock underlying the Investor Warrants. Subject to (i) certain exceptions outlined in the Investor Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, and (ii) certain limited waivers outlined in the Waiver, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to acquire, common stock, or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the exercise price of the Investor Warrants is subject to the Warrant Floor Price (as defined in the Warrant Purchase Agreement). On each Warrant Floor Price Reset Date (as defined in the Warrant Purchase Agreement), the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, we may reduce the Warrant Floor Price to any amount set forth in a written notice to the selling stockholder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Further, subject to certain exceptions described in the Waiver, until the later of the date on which (i) no Investor Warrants are outstanding and (ii) the Company is eligible to register the offer and sale of its securities on Form S-3, the Company and its subsidiaries are prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Warrant Purchase Agreement) involving a Variable Rate Transaction. A “Variable Rate Transaction” means a transaction in which the Company or any subsidiary (a) issues or sells any Convertible Securities (as defined in the Warrant Purchase Agreement) either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such Convertible Securities, or (y) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock, other than pursuant to a customary “weighted average” anti-dilution provision or (b) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, however, that effective as of such time as the remaining unexercised and outstanding Investor Warrants shall have an aggregate exercise price of less than $4 million, the foregoing restrictions on Variable Rate Transactions shall be waived by the Investor.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the stockholders to approve (i) the issuance of all of the shares of common stock underlying the Investor Warrants in compliance with the rules and regulations of the Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. On January 2, 2025, a majority of the stockholders of the Company approved such resolutions.

The selling stockholder will not have the right to exercise any portion of the Investor Warrants to the extent that, after giving effect to such exercise, the selling stockholder (together with certain related parties) would beneficially own in excess of the Ownership Limitation (as defined in the Warrant Purchase Agreement) of shares of our common stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Nevada Law

We are a Nevada corporation and are governed by the Nevada Revised Statutes (“NRS”). The Articles of Incorporation, Bylaws and NRS contain provisions that could have an effect of delaying, deferring or preventing a change in control of the Company.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Combinations with Interested Stockholders. Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60 percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the corporation. The definition of “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

Acquisition of Controlling Interests. Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Number of Directors; Filling Vacancies; Removal. The Articles of Incorporation and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Articles of Incorporation and Bylaws provide that the Board will consist of not less than one member, with the exact number of directors to be fixed exclusively by the Board. In addition, the Bylaws provide that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by the sole remaining director, unless the Board determines by resolution that such vacancies or newly created directorships shall be filled by stockholders. The Articles of Incorporation provide that any director, or the entire Board, may be removed from office at any time only for cause by the affirmative vote of the holders of more than 60 percent of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. These provisions may prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Bylaws provide that special meetings of the stockholders may only be called by the Board, certain officers of the Company or holders of shares entitled to cast not less than 33.4 percent of votes at the special meeting.

Amendments to the Bylaws. The Articles of Incorporation provide that the Board has the power to adopt, amend or repeal the Bylaws. The Bylaws provide that stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record are able to nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the 10th day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice and the class and number of shares owned by such stockholder, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq under the ticker symbol “NUAI.” Our Public Tradeable Warrants are listed on the Nasdaq under the ticker symbol “NUAIW.”

SELLING STOCKHOLDER

This prospectus covers the public resale of 8,560,000 shares of our common stock underlying the Second Tranche Warrant held by the selling stockholder (the “Securities”). The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the Securities owned by them, but makes no representation that any of the Securities will be offered for sale. Except as may be updated in our most recent Annual Report on Form 10-K, including any proxy statement incorporated into such Annual Report or subsequently filed, the selling stockholder is not a director, or officer or employee of ours or an affiliate of such person. The table below presents information regarding the selling stockholder and the Securities that the selling stockholder may offer and sell from time to time under this prospectus. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

The following table set forth:

●	the name of the selling stockholder;

●	the number of Securities beneficially owned by the selling stockholder prior to the sale of the Securities covered by this prospectus;

●	the number of Securities that may be offered by the selling stockholder pursuant to this prospectus;

●	the number of Securities to be beneficially owned by the selling stockholder following the sale of any Securities covered by this prospectus; and

●	the percentage of common stock owned by the selling stockholder following the sale of any Securities covered by this prospectus.

All information with respect to common stock ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder and is as of February 2, 2026. Based on information supplied by the selling stockholder, except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the common stock reported as owned by it.

Because the selling stockholder identified in the tables may sell some or all of the Securities owned by it which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities, no estimate can be given as to the number of Securities available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following tables, that the selling stockholder will sell all of the Securities beneficially owned by it that are covered by this prospectus, but will not sell any other shares of our common stock that it may presently own. The percent of beneficial ownership for the selling stockholder is based on 53,633,381 shares of our common stock outstanding as of February 2, 2026.

	Shares of Common Stock Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Shares of Common Stock Owned After Sale of Shares
	Number	Percent	Prospectus	Number	Percent
Selling Stockholder
ATW AI Infrastructure II LLC(1)	0	0	8,560,000	0	0%
Total	0	0%	8,560,000	0	0%

(1)	Includes 8,560,000 shares of common stock issuable to ATW AI Infrastructure II LLC upon the exercise of the Second Tranche Warrant (discussed above), without regard to any beneficial ownership limitation.

Registration Rights

Registration Rights Agreement

On December 6, 2024, following the closing of the Business Combination, the Company entered into the Registration Rights Agreement with respect to the resale of the shares of common stock issuable pursuant to the terms of the Securities Purchase Agreement, by and between the Company and the selling stockholder. Pursuant to the Registration Rights Agreement, the selling stockholder has certain rights briefly outlined below, upon the terms and conditions set forth therein.

Registration Rights. Subject to certain limitations, we were, within 30 calendar days following the effective date of the Registration Rights Agreement, required to (i) file with the SEC a shelf registration statement registering the resale of the Registrable Shares (as defined in the Registration Rights Agreement) on a delayed and continuous basis, (ii) use commercially reasonable efforts to have the registration statement declared effective as soon as reasonably practicable thereafter, and (iii) use commercially reasonable efforts to maintain the effectiveness of the registration statement until the earlier of such time as (a) all of the Registrable Securities have been sold and (b) all of the Registrable Securities have been sold or may be sold pursuant to Rule 144(b) under the Securities Act.

Piggyback Rights. Subject to certain limitations, the selling stockholder is entitled to request to participate in, or “piggyback” on, registrations of any of our common stock for sale by us in an underwritten offering.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under specified circumstances.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, listing and qualification fees, printing expenses, fees and expenses of our counsel and accountants (including legal fees of such selling stockholder’s counsel associated with the review of the registration statement). We have also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, partners, employees, agents, representatives, and each person who controls such holders, against all losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement and expenses (joint or several) with respect to each registration effected pursuant to the Registration Rights Agreement.

Waiver

On February 1, 2026, the Company and the selling stockholder entered into the Waiver, effective as of January 16, 2026, pursuant to which the Company agreed to use its best efforts to register for resale all of the shares of common stock underlying the Investor Warrants that are not already so registered by February 4, 2025 and to cause such filing to be declared effective by the SEC no later than April 15, 2026.

Material Relationships with Selling Stockholder

Please see our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, for a description of the nature of any material relationship which the selling stockholder has had with the Company or its affiliates within the past three years.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its securities or interests in the securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The selling stockholder may sell its securities from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholder may use any one or more of the following methods when disposing of securities or interests therein:

●	on the Nasdaq, in the over-the-counter market or on any other securities exchange on which our common stock is listed or traded;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in underwritten transactions;

●	distributions to equity holders;

●	distributions to former and current employees and/or service providers;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may sell the securities at fixed prices, at prices then-prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq or any other exchange or market.

The securities may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the securities by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of its securities, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the securities. All other expenses of issuance and distribution will be borne by the selling stockholder as set forth in the Registration Rights Agreement.

The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling stockholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholder will sell all or any portion of our common stock offered hereby.

LEGAL MATTERS

Certain legal matters in connection with an offering of the securities made by this prospectus will be passed upon for us by Vinson & Elkins, L.L.P., Houston, Texas. The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of New Era Helium Inc. as of December 31, 2024 and 2023, and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of reserves incorporated by reference in this prospectus are derived from the Appraisal Report and reserves reports and estimates for the year ended December 31, 2024 prepared by MKM Engineering, an independent firm providing consulting services in the oil and gas industry, in reliance upon the authority of said firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$7,435.64
FINRA filing fee		8,576.36
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes.

We are incorporated under the laws of the State of Nevada. NRS 78.138 provides that, unless a corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that such director or officer is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 further provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

The Company’s Articles of Incorporation.

NUAI’s Articles of Incorporation currently provide that the individual liability of the directors and officers of the Company is eliminated to the full extent permitted by the NRS. The Articles of Incorporation further provides that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the NRS. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. Such right of indemnification is not exclusive of any other right which directors, officers or representatives may have.

The Company’s Bylaws.

NUAI’s Bylaws currently provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by the NRS; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NRS or any other applicable law or (iv) such indemnification is otherwise required under the Bylaws. The Company has the power to indemnify its other officers, employees and other agents as set forth in the NRS or any other applicable law.

The Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that, if the NRS requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to the terms of the Bylaws, no advance will be made by the Company to an executive officer of the Company (except by reason of the fact that such executive officer is or was a director of the Company) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Additional Information.

NUAI has entered into employment agreements whereby it has agreed to indemnify the Chief Executive Officer and Chief Financial Officer to the fullest extent permitted by law, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out of pocket attorneys’ fees) incurred or paid by the Chief Executive Officer and Chief Financial Officer in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by the Chief Executive Officer and Chief Financial Officer of services for, or the acting by the Chief Executive Officer and Chief Financial Officer as a director, officer or executive of, the Company, or any subsidiary of the Company. Any fees or other necessary expenses incurred by the Chief Executive Officer and Chief Financial Officer in defending any such action, suit, investigation or proceeding shall be paid by the Company in advance, subject to the Company’s right to seek repayment from the Chief Executive Officer and Chief Financial Officer if a determination is made that the Chief Executive Officer and Chief Financial Officer were not entitled to indemnification.

NUAI also maintains directors’ and officers’ liability insurance.

NUAI may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of New Era Energy & Digital, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits
1.1*	Form of Underwriting Agreement.
2.1	Business Combination Agreement, dated January 3, 2024, by and among New Era Helium Corp., Roth CH Acquisition V Co., and Roth CH V Merger Sub (incorporated by reference to Annex A of the Proxy Statement/Prospectus filed on November 6, 2024 (Registration No. 333-280591)).
2.2	First Amendment to the Business Combination Agreement, by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 11, 2024, File No. 001-41105).
2.3	Second Amendment to the Business Combination Agreement, by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 31, 2024, File No. 001-41105).

Exhibit Number	Exhibits
2.4	Third Amendment to the Business Combination Agreement, by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 31, 2024, File No. 001-41105).
2.5	Fourth Amendment to the Business Combination Agreement, by and between New Era Helium Corp., Roth CH Acquisition V Co., Roth CH V Merger Sub, and Roth CH V Holdings, Inc., dated June 5, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 31, 2024, File No. 001-41105).
3.1	Articles of Merger of Roth CH Acquisition V Co. and Roth CH V Holdings, Inc. filed on December 6, 2024 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed on December 12, 2024, File No. 001-42433).
3.2	Articles of Merger of Roth CH V Merger Sub and New Era Helium Corp. filed on December 6, 2024 (incorporated by reference to Exhibit 2.4 to the Current Report on Form 8-K filed on December 12, 2024, File No. 001-42433).
3.3	Amended and Restated Articles of Incorporation of Roth CH V Holdings, Inc. filed on December 6, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 12, 2024, File No. 001-42433).
3.4	Certificate of Change pursuant to NRS 78.209 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 14, 2025, File No. 001-42433).
3.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on August 14, 2025, File No. 001-42433).
3.6	Amended and Restated Bylaws of New Era Helium Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on December 12, 2024, File No. 001-42433).
4.1	Description of Securities (incorporated by reference to the Registration Statement on Form S-3 filed on January 23, 2026, No. 333-292892).
5.1**	Opinion of Anthony, Linder & Cacomanolis, PLLC as to the legality of the securities being registered.
10.1	Registration Rights Agreement (Warrants), dated as of December 6, 2024 (incorporated by reference to Exhibit 10.33 of the Registration Statement on S-1 filed on December 30, 2024, No. 333-284076).
10.2	Securities Purchase Agreement, dated as of December 6, 2024 (incorporated by reference to Exhibit 10.29 of the Registration Statement on Form S-1 filed on December 30, 2024, No. 333-284076).
10.3	Form of First Tranche Warrant, issued on December 6, 2024 (incorporated by reference to Exhibit 10.30 of the Registration Statement on Form S-1 filed on December 30, 2024, No. 333-284076).
10.4	Form of Second Tranche Warrant, issued on December 6, 2024 (incorporated by reference to Exhibit 10.31 of the Registration Statement on Form S-1 filed on December 30, 2024, No. 333-284076).
10.5	Consent and Waiver, dated as of January 16, 2026, by and between New Era Energy & Digital, Inc. and ATW AI Infrastructure II LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 20, 2026, File No. 001-42433).
10.6	Amended and Restated Consent and Waiver, dated as of January 16, 2026, by and between New Era Energy & Digital, Inc. and ATW AI Infrastructure II LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 2, 2026, File No. 001-42433).
23.1**	Consent of Weaver and Tidwell, L.L.P.
23.2**	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1).
23.3**	Consent of MKM Engineering.
24.1**	Powers of Attorney (included on signature pages of this registration statement).
99.1	MKM Engineering Reserve Report (incorporated by reference to Exhibit 99.1 of the Annual Report on Form 10-K filed on March 31, 2025, File No. 001-42433).
107**	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of New Era Energy & Digital, Inc.

**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on February 4, 2026.

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer and Interim Chief Financial Officer

Each person whose signature appears below appoints E. Will Gray II and Charles Nelson, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of February 4, 2026.

Name	Title

/s/ E. Will Gray II	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors
E. Will Gray II	(Principal Executive Officer and Principal Financial Officer)

/s/ E. Will Gray II	Principal Accounting Officer
E. Will Gray II

/s/ Peter Lee	Director
Peter Lee

/s/ Charles Nelson	Director
Charles Nelson

/s/ Ondrej Sestak	Director
Ondrej Sestak

/s/ Trent Yang	Director
Trent Yang